Exhibit 10.276

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of  December 28, 2012 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), made by and among, WOODLAND HILLS HC NURSING, LLC, APH&R NURSING, LLC, and NORTHRIDGE HC&R NURSING, LLC, each a Georgia limited liability company (referred to herein collectively as “Grantors” and individually, a “Grantor”), in favor KEYBANK NATIONAL ASSOCIATION, a national banking association, as lender (“Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Secured Loan Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Grantors, Woodland Hills HC Property Holdings, LLC, APH&R Property Holdings, LLC, and Northridge HC&R Property Holdings, LLC (collectively, with Grantors, referred to herein as “Borrowers”), and Lender, whereby Lender agreed to make a secured term loan (the “Loan”) available to Borrowers in the original principal amount of Sixteen Million Five Hundred Thousand and 00/100 Dollars ($16,500,000.00);

WHEREAS, as a condition precedent to the making of the Loan, each Grantor is required to execute and deliver this Agreement; and

WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make the Loans to the Borrowers pursuant to the Loan Agreement, each Grantor agrees, with Lender, as follows:

ARTICLE I
DEFINITIONS

The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agreement” is defined in the preamble.

“Assigned Agreements” is defined in clause (p) of Section 2.1.

“Borrower(s)” is defined in the first recital.

“Collateral” is defined in Section 2.1.

“Collateral Account” is defined in clause (a) of Section 4.15.

“Computer Hardware and Software Collateral” means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (b) all software programs (including both source code, object code and all related applications and data files and embedded software) designed for use on the computers and electronic data processing hardware described in clause (a); (c) all licenses and leases of software programs; (d) all firmware associated therewith; (e) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the clauses (a) through (c); and (f) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

“Copyright Collateral” means all copyrights of each Grantor (including Community designs, copyrights in software and databases and all Mask Works (as defined under 12 U.S.C. 901 of the U.S. Copyright Act)), whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of such Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule IV attached hereto (as such Schedule may be amended or supplemented from time to time), and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule IV attached hereto (as such Schedule may be amended or supplemented from time to time), the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Deposit Account” has the meaning provided for in the U.C.C. and includes, without limitation, each lock-box account, concentration account and other collateral accounts maintained by each Grantor, together with all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts) maintained with a bank (including, without limitation, those accounts identified on Item I of Schedule I attached hereto, as such Schedule may be amended or supplemented from time to time).

“Equipment” has the meaning provided for in the U.C.C. and includes, without limitation, all Equipment wherever located and whether or not affixed to any real property, including all accessories, additions, attachments, improvements, substitutions and replacements thereto and therefor.

“General Intangible” has the meaning provided for in the U.C.C. and includes, without limitation, all Management Agreements, all Intellectual Property Collateral, all rights under or evidenced by choses in action or causes of action, all judgments, tax refund claims, claims against carriers and shippers, claims under liens and insurance policies, all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, and all other intangible personal property of every kind and nature, and all accessions, additions, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing.

“Grantor(s)” is defined in the preamble.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Inventory” has the meaning provided for in the U.C.C. and includes, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-progress and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business or any Grantor, all goods in which any Grantor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of any Grantor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or all accessions thereto, products thereof and documents therefor.

“Investment Accounts” means, collectively, the Collateral Account, Commodities Accounts, Deposit Account and Securities Accounts.

“Leases” has the meaning set forth in the Loan Agreement.

“Lender” is defined in the first recital.

“Loan Agreement” is defined in the first recital.

“Management Agreements” has the meaning set forth in the Loan Agreement.

“Organizational Document” means, with respect to any Person other than a natural person, its articles or certificate of incorporation, formation or organization, partnership agreement, limited liability company agreement, operating agreement, by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized equity interests.

“Patent Collateral” means (a) all letters patent and applications for letters patent throughout the world (including all patent applications in preparation for filing anywhere in the world), including each patent and patent application referred to in Item A of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time); (b) all patent licenses, including each patent license referred to in Item B of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time); (c) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b) above; and (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time), and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time), and all rights corresponding thereto throughout the world.

“Pledged Deposit Accounts” means the Cash Collateral Account and the Operating Accounts.

“Proceeds” has the meaning provided for in the U.C.C. whether Cash Proceeds or Noncash Proceeds, and includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, including unearned premiums, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, eminent domain, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority,  (c) any claim of any Grantor against third parties for past, present or future infringement of any Intellectual Property Collateral, (d) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, the Collateral, and (e) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of the Collateral.

“Receivables Collateral” means all Collateral relating to the right of payment for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights evidenced by any Account, Documents, Instrument, Chattel Paper, General Intangible or Investment Property.

“Secured Obligations” is defined in Section 2.2.

“Securities Account” means all “securities accounts” as defined in Article 8 of the U.C.C. and shall include, without limitation, all the accounts identified on Item 5 of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time).

“Security Agreement Supplement” is defined in clause (b) of Section 7.2.

“Supporting Obligation” means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Documents, General Intangible, Instrument or Investment Property, including, without limitation, all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Documents, Instruments, including Goods represented by the sale or lease of delivery which gave rise to any of the foregoing, returned or repossessed merchandise and rights of stoppage in transit, repletion, reclamation and other rights and remedies of an unpaid vendor, lie nor or secured party.

“Trademark” is defined in the definition “Trademark Collateral”.

“Trademark Collateral” means (a) all registered trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, certification marks, collective marks, logos, internet domain names, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule III attached hereto (as such Schedule may be amended or supplemented from time to time); (b) all Trademark licenses, including each Trademark license referred to in Item B of Schedule III attached hereto (as such Schedule may be amended or supplemented from time to time); (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b) above; (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b)  above; and (e) all proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item B of Schedule III attached hereto (as such Schedule may be amended or supplemented from time to time), or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

“Trade Secret” is defined in the definition “Trade Secrets Collateral”.

“Trade Secrets Collateral” means common law and statutory trade secrets and all other confidential or proprietary information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form (including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses), including each Trade Secret license referred to in Schedule V attached hereto (as such Schedule may be amended or supplemented from time to time), and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“U.C.C.” means the Uniform Commercial Code as in effect from time to time in the State of Ohio; provided that if, by reason of applicable Law, the validity or perfection or the effect of validity or perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Ohio, then as to such matters “U.C.C.” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

SECTION 1.1.   Loan Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Loan Agreement.

SECTION 1.2.   U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.  Without limiting the foregoing the following terms are used herein as defined in the U.C.C.:  Account, Account Debtor Authenticate, Cash Proceeds, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodities Accounts, Control, Debtor, Documents, Electronic Chattel Paper, Entitlement Holder, Entitlement Orders, Fixtures, Goods, Health-care-insurance receivable, Instruments, Investment Property, Letter-of-Credit Right, Money, Noncash Proceeds, Payment Intangibles, Security Entitlements, Uncertificated Securities and Tangible Chattel Paper.

ARTICLE II
SECURITY INTEREST

SECTION 2.1.   Grant of Security Interest.  Each Grantor hereby pledges, hypothecates, collaterally assigns, charges, mortgages and pledges to Lender, and hereby grants to Lender, a security interest in, all of such Grantor’s right, title and interest in and to the following, whether now or hereafter existing or acquired and wherever located (collectively, the “Collateral”):

(a)                                 all Equipment;

(b)                                 all Inventory;

(c)                                  all Accounts;

(d)                                 all Intellectual Property Collateral;

(e)                                  all General Intangibles;

(f)                                   all Investment Property;

(g)                                  all Deposit Accounts;

(h)                                 all Chattel Paper;

(i)                                     all Commercial Tort Claims;

(j)                                    all Goods (other than Inventory);

(k)                                 all Instruments;

(l)                                     all Payment Intangibles;

(m)                             all Documents;

(n)                                 all Supporting Obligations;

(o)                                 all Letter-of-Credit Rights;

(p)                                 all Health-care-insurance-receivables;

(q)                                 all of each Grantor’s right, title and interest in and to all of its Leases and Management Agreements (including the Leases and Management Agreements specified in Schedule VI attached hereto), and each Interest Rate Agreement to which any Grantor is now or may hereafter become a party, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”), including (i) all rights of each Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements; (ii) all rights of each Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements; (iii) all claims of each Grantor for damages arising out of or for breach of or default under the Assigned Agreements; and (iv) the right of each Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(r)                                    all furniture and  Fixtures;

(s)                                   the Pledged Deposit Accounts, and all amounts therein;

(t)                                    all of each Grantor’s other property and rights of every kind and description and interests therein, including all moneys, securities and other property, now or hereafter held or received by, or in transit to, Lender from or for any Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(u)                                 all of each Grantor’s books, records, documents, instruments, electronic databases, computer records, ledger cards, customer lists, manuals, files, correspondence, tapes, drafts and related data processing software, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any and all of the foregoing Collateral; and

(v)                                 all Proceeds of any and all of the foregoing Collateral;

provided, however, that any agreement to which such Grantor is a party shall be excluded from the security interest granted by such Grantor under this Section to the extent that the assignment thereof or the creation of a security interest therein would constitute a breach of the terms of such agreement, or would permit any party to such agreement to terminate such agreement, in each case as such agreement is in effect on the date of this Agreement or the date on which such agreement is first entered into by such Grantor; provided, further, however, that (i) any of the agreements excluded in accordance with the foregoing provision shall cease to be so excluded if, at such time, (A) the prohibition of assignment or creation of a security interest in such agreement is no longer in effect, or is rendered ineffective as a matter of law, or (B) such Grantor has obtained all of the consents of the other parties to such agreement necessary for the assignment of, or creation of a security interest in, such agreement and (ii) with respect to any

Management Agreement referred to in clause (p), such Grantor shall use its commercially reasonable best efforts to obtain any such necessary consent.

SECTION 2.2.   Security for Obligations.  This Agreement secures the prompt payment in full in cash of all Obligations, including all amounts payable by Borrowers under or in connection with the Loan Agreement, the Note and each other Loan Document, whether for principal, interest, costs, fees, expenses, indemnities or otherwise and whether now or hereafter existing (all of such obligations being the “Secured Obligations”).

SECTION 2.3.   Continuing Security Interest; Transfer of Notes.  This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full in cash of all Secured Obligations (on terms and pursuant to documentation in form and substance reasonably satisfactory to Lender), at which time the security interest granted herein shall terminate and all rights to the Collateral shall revert to Grantors.  In the event that any part of the Collateral is sold in connection with a sale permitted under the Loan Agreement (other than a sale to any Grantor) the security interest granted herein shall terminate with respect to such Collateral and all rights therein shall revert to the applicable Grantor.  Upon any such termination or release, Lender will, at such applicable Grantor’s sole expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination or release.

SECTION 2.4.   Security Interest Absolute.  All rights of Lender and the security interests granted to Lender hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

(a)                                 any lack of validity, legality or enforceability of any Loan Document;

(b)                                 the failure of Lender:

(i)                                     to assert any claim or demand or to enforce any right or remedy against any Grantor, or any other Person under the provisions of any Loan Document or otherwise; or

(ii)                                  to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligation;

(c)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation, including any increase in the Secured Obligations resulting from the extension of additional credit to Grantors or otherwise;

(d)                                 any reduction, limitation, impairment or termination of any Secured Obligation for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation or otherwise;

(e)                                  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;

(f)                                   any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

(g)                                  any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any surety or any guarantor or otherwise, including as a result of any proceeding of the nature referred to in Section 14.1(c — g) of the Loan Agreement.

SECTION 2.5.   Grantors’ Remain Liable.  Anything herein to the contrary notwithstanding:

(a)                                 Each Grantor shall remain liable under the contracts and agreements included in the Collateral (including the Assigned Agreements) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

(b)                                 Each Grantor will comply in all material respects with all material laws relating to the ownership and operation of the Collateral, including, without limitation, all registration requirements under applicable material laws, and shall pay when due all taxes, fees and assessments imposed on or with respect to the Collateral, except to the extent the validity thereof is (A) being diligently contested in good faith by appropriate proceedings which (i) suspend the collection thereof and any Lien therefrom and (ii) for which adequate reserves in accordance with GAAP have been set aside by such Grantor, and (B) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c)                                  the exercise by Lender of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any contracts or agreements included in the Collateral; and

(d)                                 the Lender shall not have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.6.   Waiver of Subrogation.  Each Grantor hereby irrevocably waives to the extent permitted by applicable Law and until such time as the Secured Obligations shall have been paid in full in cash (on terms and pursuant to documentation in form and substance reasonably satisfactory to Lender), any claim or other rights which it may now or hereafter acquire against the Borrowers that arises from the existence, payment, performance or enforcement of any Grantor’s obligations under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of Lender against any Borrower or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract or law.  If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to Lender to be credited and applied against the Secured Obligations, whether matured or unmatured.  Each Grantor acknowledges that it will receive direct and indirect benefits for the financing arrangements contemplated by the Loan Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants unto Lender the following:

SECTION 3.1.   Location of Grantors; Collateral, etc.  Item E of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies for each Grantor the state in which it is organized and the relevant organizational identification number (or states that one does not exist).  All of the Equipment, Inventory (other than Inventory that is in-transit to a location specified in Item B of Schedule I attached hereto on a vehicle owned or leased by each Grantor) and Fixtures of each Grantor are located at the places specified in Item A, Item B and Item H, respectively, of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time).  The principal place of business and chief executive office of each Grantor and the office where each Grantor keeps its records concerning the Collateral, and the original copies of each Assigned Agreement and all originals of all Instruments and Tangible Chattel Paper, are located at the places specified in Item C of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time).  Except as set forth in Item D of Schedule I attached hereto each Grantor has no trade names and has not been known by any legal name different from the one set forth on the signature page hereto.  Except as notified by any Grantor to Lender, no Grantor is a party to anyone or more Federal, state or local government contracts.

SECTION 3.2.   Ownership, No Liens, etc.  Each Grantor owns the Collateral free and clear of any Lien, except for the security interest created by this Agreement and except for Permitted Exceptions.  Except as disclosed in Item F of Schedule II attached hereto (as such Schedule may be amended or supplemented from time to time) or from time to time to Lender, none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor, located on any leased property or subject to the Control of any Person, other than Lender or each Grantor.

SECTION 3.3.   Receivables Collateral and Assigned Agreements.  (a) All Receivables Collateral (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable law.

(a)                                 Each Grantor has delivered to Lender exclusive Control of all intangible Chattel Paper and possession of all originals of all Instruments and Tangible Chattel Paper currently owned or held by such Grantor (duly endorsed in blank in favor of Lender), and true and correct copies of each Assigned Agreement.

SECTION 3.4.   Intellectual Property Collateral.  With respect to any Intellectual Property Collateral that is material to the operations of each Grantor:

(a)                                 such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable;

(b)                                 such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of all of its interests in (i) the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and (ii) the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;

(c)                                  in the case of any such Intellectual Property Collateral that is owned by such Grantor, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party;

(d)                                 in the case of any such Intellectual Property Collateral that is licensed by such Grantor, such Grantor is in compliance with all the material terms of such license; and

(e)                                  such Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of such Intellectual Property Collateral in full force and effect throughout the world.

Each Grantor owns directly or is entitled to use by license or otherwise, all patents, trademarks, trade secrets, copyrights, licenses, technology, know-how, processes and other’ intellectual property that is necessary for the proper conduct of such Grantor’s business.

SECTION 3.5.   Assigned Agreements.  The Assigned Agreements of each Grantor, true and complete copies of which have been furnished to Lender, have been duly authorized, executed and delivered by such Grantor and (to the best knowledge of such Grantor) each other party thereto, are in full force and effect and are binding upon and enforceable against such Grantor and (to the best knowledge of such Grantor) each other party thereto, in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditor’s right generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).  To the knowledge of each Grantor, there exists no default under any Assigned Agreement by any party thereto.

SECTION 3.6.   Commercial Tort Claims.  Except for matters disclosed in Item G of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) no Grantor owns any Commercial Tort Claims.  Lender has a perfected first priority security interest in such Commercial Tort Claims.

SECTION 3.7.   Investment Accounts.  Item I of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies each Deposit Account of each Grantor, Item J of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies each Securities Account of such Grantor and Item K of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies each Commodities Account of such Grantor.  Each Grantor is the sole Entitlement Holder of each such Investment Account, such Grantor has not consented or has knowledge that any Person, other than Lender, has Control over any interest in any such Investment Account, and Lender has exclusive Control over each such Investment Account.

SECTION 3.8.   Inventory.  All Inventory is, and will be, of good and merchantable quality, free from any material defects.  Such Inventory is not, and will not be, subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts any Grantor’s or Lender’s ability to manufacture and/or sell such Inventory.  The completion and manufacturing process of such Inventory by a Person other than any Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.  No Grantor sells any Inventory to any customer on approval or on any other basis that entitles the customer to return, or which may obligate the Debtor to repurchase, such Inventory.

SECTION 3.9.   Letter of Credit Rights.  Item L of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) identifies all letters of credit to which any Grantor has rights.  Each Grantor has obtained the consent of each issuer of each such letter of credit to the assignment of the proceeds thereof to Lender.  Lender has exclusive Control over the Letter-of-Credit Rights related to such letters of credit.

SECTION 3.10.   Valid Security Interest.  Upon (a) the filing of U.C.C. financing statements in the U.C.C. filing offices of each jurisdiction referred to in Item E of Schedule I attached hereto that names each Grantor as “Debtor” and Lender as “Secured Party” and adequately describes the Collateral; (b) the filing of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as the case may be, with respect to all Intellectual Property Collateral; (c) consent of each applicable issuer with respect to Letter of Credit Rights and (d) execution of a control agreement establishing Lender’s Control with respect to each Investment Account, the security interest granted pursuant to this Agreement creates a valid, first priority perfected security interest in the Collateral, together with all Proceeds thereof, subject to no other Liens other than Permitted Exceptions, securing the payment of the Secured Obligations.

SECTION 3.11.   Authorization, Approval, etc.  No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either for (a) the grant by each Grantor of the security interest granted hereby or for the execution, delivery and performance of this Agreement by each Grantor or (b) the perfection of or the exercise by

Lender of its rights and remedies hereunder (other than the taking of those actions referred to in Section 3.10).

SECTION 3.12.   Due Execution, Validity, Etc.  Each Grantor has full power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into and perform its obligations under this Agreement.  The execution, delivery and performance by each Grantor of this Agreement does not contravene or result in a default under such Grantor’s Organizational Documents or contravene or result in a default under any contractual restriction, Lien or law binding on such Grantor.  This Agreement has been duly authorized by each Grantor, has been duly executed and delivered on behalf of such Grantor and constitutes the legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the rights of creditors generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

ARTICLE IV
COVENANTS

Each Grantor covenants and agrees that, until all the Secured Obligations have been paid in full in cash (on terms and pursuant to documentation in form and substance reasonably satisfactory to Lender), each Grantor will, perform the obligations set forth in this Section.

SECTION 4.1.   Equipment and Inventory.  Each Grantor hereby agrees that it shall:

(a)                                 keep all of its Equipment, Inventory (other than Inventory sold in the ordinary course of business or that is in-transit to a location specified in Item A or Item B of Schedule I attached hereto (as such Schedule may be amended or supplemented from time to time) on a vehicle owned or leased by such Grantor) and the Documents evidencing the same at the places therefor specified in Item C of Schedule I attached hereto to (as such Schedule may be amended or supplemented from time to time) unless such Grantor has given at least 30 days’ prior notice to Lender of another location, and all action, if any, necessary to maintain in accordance with the terms hereof Lender’s perfected first priority security interest therein shall have been taken with respect to such Equipment, Inventory and Documents;

(b)                                 comply with the covenants contained in Section 7.6 of the Loan Agreement relating to the maintenance of its properties;

(c)                                  comply with the covenants contained in clause Section 7.8 of the Loan Agreement regarding the payment of taxes and other charges of Governmental Authorities; and

(d)                                 not deliver any Document evidencing any Equipment or Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or Lender.

SECTION 4.2.   Receivables Collateral and General Intangibles.  (a) Each Grantor shall keep its principal place of business, chief executive office and the office where it keeps its records concerning the Receivables Collateral and all originals of the Assigned Agreements

Instruments and Tangible Chattel Paper, at the places specified in Section 3.1 unless such Grantor has given at least 30 days’ prior notice to Lender and all actions, if any, necessary to maintain Lender’s perfected first priority security interest shall have been taken with respect to such Collateral; not change its name or state of organization unless such Grantor has given at least 30 days’ prior notice to Lender and all actions, if any, necessary to maintain Lender’s perfected first priority security interest shall have been taken with respect to all of the Collateral; hold and preserve such records, Assigned Agreements, Instruments and Chattel Paper; and permit representatives of Lender at any time during normal business hours, upon reasonable notice, to inspect and make abstracts of the same.

(a)                                 Each Grantor shall diligently endeavor to collect its Receivables Collateral and all amounts owing to it thereunder in the ordinary course of its business consistent with past practices and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, provided that during the continuance of any Event of Default such Grantor shall, at the request of Lender, take such action as Lender may deem necessary or advisable to enforce such collection.  Each Grantor shall not, except to the extent done in the ordinary course of its business consistent with past practices and in accordance with sound business judgment (i) grant any extension of the time for payment of any Receivables Collateral, (ii) compromise or settle any Receivables Collateral for less than the full amount thereof, (iii) release, in whole or in part, any Person or property liable for the payment of any Receivables Collateral, or (iv) allow any credit or discount on any Receivables Collateral; provided that during the continuance of any Event of Default such Grantor shall comply with any limitations on the foregoing actions or specified by Lender to such Grantor.  In no event shall any Grantor amend, modify, terminate or waive any provision of any Receivables Collateral in a manner which could reasonably be expected to have a material adverse effect on such Receivables Collateral.  Each Grantor will use its best efforts to keep in full force and effect any Supporting Obligation relating to any Receivables Collateral.

SECTION 4.3.   Investment Property.  Each Grantor will take any and all actions necessary to (a) cause Lender to obtain exclusive Control of any Investment Property owned by such Grantor in a manner acceptable to Lender and (b) obtain from any issuers of such Investment Property and such other Persons, for the benefit of Lender, written confirmation of Lender’s Control over such Investment Property upon terms and conditions acceptable to Lender.  For purposes of this Section, Lender shall have exclusive Control of Investment Property if (i) such Investment Property consists of Certificated Securities and the applicable Grantor delivers such Certificated Securities to Lender (with appropriate endorsements if such Certificated Securities are in registered form); (ii) such Investment Property consists of Uncertificated Securities and the issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Lender, that it will comply with instructions originated by Lender without further consent by such Grantor; and (iii) such Investment Property consists of Security Entitlements and either (A) Lender becomes the Entitlement Holder thereof or (B) the appropriate Securities Intermediary agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with Entitlement Orders originated by Lender without further consent by such Grantor.

SECTION 4.4.   Intellectual Property Collateral.  (a)  Each Grantor shall not, unless such Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to Lender) that any of the Patent Collateral is of negligible economic value to such Grantor or (ii) have a valid business purpose (exercised in the ordinary course of business that is consistent with past practice) to do otherwise, do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

(b)                                 Each Grantor shall not, and each Grantor shall not permit any of its licensees to, unless such Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to Lender) that any of the Trademark Collateral is of negligible economic value to such Grantor or (ii) have a valid business purpose (exercised in the ordinary course of business that is consistent with past practice) to do otherwise:

(A)                               fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use;

(B)                               fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral;

(C)                               fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration; or

(D)                               do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable.

(c)                                  Each Grantor shall not, unless such Grantor shall either reasonably and in good faith determine (and notice of such determination shall have been delivered to Lender) that any of the Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to such Grantor or have a valid business purpose (exercised in the ordinary course of business that is consistent with past practice) to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

(d)                                 Each Grantor shall notify Lender immediately if it knows that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

(e)                                  In no event shall any Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it gives prior notice thereof to Lender and, if requested by Lender, executes and delivers any and all agreements, instruments, documents and papers as Lender may reasonably request to evidence Lender first priority security interest in such Intellectual Property Collateral.

(f)                                   Each Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

SECTION 4.5.   Assigned Agreements.  Each Grantor shall at its expense, with respect to all Assigned Agreements, comply with the covenants contained in the Loan Agreement applicable to such Assigned Agreements.  Without the prior consent of Lender, no Grantor shall waive, settle, release or discharge any Person with respect to any of its obligations under any Assigned Agreement (other than upon due completion of such obligations by such Person).

SECTION 4.6.   Bailees, Warehouses and Leased Premises.  No Collateral shall at any time be in the possession or control of any warehouse, bailee or any of each Grantor’s agents or processors, or located on any leased premises, without Lender’s prior consent and unless Lender has received warehouse receipts or bailee lien waivers satisfactory to Lender prior to the commencement of such possession or control.  Each Grantor shall, upon the request of Lender, notify any such warehouse, bailee, agent, processor or lessor of Lender’s first priority security interest in the Collateral and shall instruct such Person to hold all such Collateral for Lender’s account subject to Lender’s instructions given during the continuance of any Event of Default.

SECTION 4.7.   Chattel Paper and Instruments.  Each Grantor will deliver to Lender all Tangible Chattel Paper and Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Lender.  Each Grantor will provide Lender with exclusive Control over all Electronic Chattel Paper by having Lender identified as the assignee of the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the U.C.C.  Each Grantor will also deliver to Lender all security agreements securing any Chattel Paper and Instruments and execute U.C.C. financing statement amendments assigning to Lender any U.C.C. financing statements filed by such Grantor in connection with such security agreements.  Each Grantor will mark conspicuously all Chattel Paper and Instruments with a legend, in form and substance reasonably satisfactory to Lender, indicating that such Chattel Paper and Instruments are subject to the Liens created hereunder.

SECTION 4.8.   Letters of Credit.  Each Grantor will deliver to Lender all letters of credit in which it is the beneficiary thereof, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Lender.  Each Grantor will take any and all actions necessary (or reasonably requested by Lender), from time to time, to cause Lender to obtain exclusive Control of any Letter-of-Credit Rights owned by such Grantor in a manner reasonably acceptable to Lender.

SECTION 4.9.   Commercial Tort Claims.  Each Grantor shall advise Lender promptly upon such Grantor becoming aware, after the date hereof, that it owns any Commercial Tort Claims.  With respect to any such Commercial Tort Claims, each Grantor will execute and deliver such documents as Lender deems necessary to create, perfect and protect Lender’s first priority security interest in such Commercial Tort Claim.

SECTION 4.10.   Collateral Generally.  (a)  Lender may, at any time following the occurrence and during the continuance of any Event of Default, notify any parties obligated on any of the Collateral to make payment to Lender of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any Indebtedness thereunder or evidenced thereby.  Upon request of Lender after the occurrence and during the continuance of any Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to Lender of any amounts due or to become due thereunder.

(b)                                 Upon the occurrence and during the continuance of an Event of Default, Lender is authorized to endorse, in the name of the applicable Grantor, any item, howsoever received by Lender, representing any payment on or other Proceeds of any of the Collateral.

SECTION 4.11.   Insurance.  Each Grantor will maintain or cause to be maintained insurance in accordance with the Insurance Requirements attached as Exhibit E to the Loan Agreement.  All proceeds of insurance maintained by each Grantor so covering the Collateral shall be applied to the payment of the Secured Obligations under the circumstances provided for in the Loan Agreement.  Each Grantor irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Grantor’s true and lawful agent and attorney-in-fact for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the Proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by Exhibit E to the Loan Agreement or to pay any premium in whole or part relating thereto, Lender may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Event of Default, in its sale discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as Lender deems advisable.  All sums disbursed by Lender in connection with this Section including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by Grantors to Lender and shall be additional Secured Obligations secured hereby.

SECTION 4.12.   Investment Accounts.  Each Grantor will take any and all actions necessary to cause Lender to obtain exclusive Control of all Investment Accounts owned by Grantor in a manner acceptable to Lender.  Each Grantor shall not close or terminate any Investment Account without the prior consent of Lender and unless a successor or replacement account has been established with the consent of Lender and is subject to a control agreement reasonably satisfactory to Lender.

SECTION 4.13.   Transfers and Other Liens.  Each Grantor shall not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Loan Agreement, or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement and except for Permitted Exceptions.

SECTION 4.14.   Further Assurances, etc.  Each Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor will:

(a)                                 mark conspicuously each asset forming a part of the Collateral with a legend, in form and substance reasonably satisfactory to Lender, indicating that such Collateral is subject to the security interest granted hereby;

(b)                                 execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary, or as Lender may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to Lender hereby;

(c)                                  furnish to Lender, from time to time at Lender’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail;

(d)                                 if requested by Lender, with respect to each lien on Equipment which is subject to a certificate of title statute that requires notation of a lien thereon to perfect a security interest therein such Grantor shall deliver to Lender all original certificates of title for such Equipment, shall take all necessary steps to cause Lender’s security interest be perfected in accordance with such statute and deliver to Lender a schedule in reasonable detail describing such Equipment, registration number, license number and all other information required to comply with such statute; provided, however, that until Lender makes such a request under this clause, the parties hereto acknowledge that the security interest of Lender in such Collateral has not been perfected and all the representations and warranties, covenants and Events of Default contained herein and in the other Loan Documents which would otherwise be violated shall be deemed modified to reflect the foregoing and not be violated; and

(e)                                  if requested by Lender, execute and deliver confirmatory written instruments, and obtain any consents, waivers or agreements, as may be necessary, or as Lender may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to Lender hereby, but any Grantor’s failure to do so shall not affect or limit the security interest granted hereby or Lender’s other rights in and to the Collateral.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes Lender to Authenticate and to file one or more U.C.C. financing or continuation statements, and amendments thereto, and make filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), in each case for the purpose of perfecting, confining, continuing, enforcing or protecting the security interest granted by such Grantor, without the signature of such Grantor, and naming such Grantor as debtor and Lender as secured party.  A carbon, photographic, telecopied or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

SECTION 4.15.   Collateral Account.  (a)  Upon notice by Lender to Grantors pursuant to this Section following the occurrence and during the continuance of any Event of Default, all Proceeds of Collateral received by Grantors shall be delivered in kind to Lender for deposit to a deposit account (the “Collateral Account”) of such Grantor maintained by or on behalf of Lender, and until such Proceeds are so deposited they shall be held in trust for the benefit of Lender and shall not be commingled with the other assets of such Grantor.

(b)                                 Lender shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations, subject to and in accordance with the terms of the Loan Agreement.  Subject to the rights of Lender, each Grantor shall have the right on each Business Day, with respect to and to the extent of collected funds in the Collateral Account, to require Lender to purchase any Cash Equivalents, provided that, in the case of Certificated Securities, Lender will retain possession thereof as Collateral and, in the case of other Investment Property, Lender will take such actions, including registration of such Investment Property in its name, as it shall determine is necessary to perfect its security interest therein.

SECTION 4.16.   Notice of Material Adverse Effect.  Each Grantor shall promptly notify Lender, after obtaining knowledge thereof, of any event that could reasonably be expected to have a material adverse effect on any value of the Collateral, the ability of such Grantor or Lender to dispose of the Collateral or the rights or remedies of Lender in relation thereto.

SECTION 4.17.   General Intangibles.  Each Grantor shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Lender to exercise remedies hereunder and under the other Loan Documents with respect to any of such

Grantor’s rights under any General Intangibles, including such Grantor’s rights as a licensee of any Intellectual Property Collateral.

SECTION 4.18.   Additional Covenants.  Each Grantor agrees that, until all the Secured Obligations have been paid in full in cash on terms and pursuant to documentation in form and substance reasonably satisfactory to Lender, it will comply with all the terms and provisions of the Loan Agreement and the other Loan Documents that are applicable to it.

ARTICLE V
THE LENDER

SECTION 5.1.   Lender Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take, upon the occurrence and during the continuance of any Event of Default, any and all actions and execute any and all documents and instruments that may, in the judgment of Lender, be necessary or desirable to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, after the occurrence and during the continuance of any Event of Default each Grantor hereby gives Lender the power and right, on behalf of such Grantor, without notice to or assent by such  Grantor, to do any or all of the following:

(a)                                 (i) demand payment of its Receivables Collateral; (ii) enforce payments of its Receivables Collateral by legal proceedings or otherwise; (iii) exercise all of its rights and remedies with respect to proceedings brought to collect its Receivables Collateral; (iv) sell or assign its Receivables Collateral upon such terms, for such amount and at such times as Lender deems advisable; (v) settle, adjust, compromise, extend or renew any of its Receivables Collateral; (vi) discharge and release any of its Receivables Collateral; (vii) prepare, file and sign such Grantor’s name on any proof of claim in bankruptcy or other similar document against any Loan Party of any of its Receivables Collateral; (viii) notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by Lender, and open and dispose of all mail addressed to such Grantor; and (ix) endorse such Grantor’s name upon any Chattel Paper, Document, Instrument, invoice, or similar document or agreement relating to any Receivables Collateral or any goods pertaining thereto;

(b)                                 in the case of any Intellectual Property Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Lender may request to evidence the Lender Parties’ security interest in such Intellectual Property Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(c)                                  take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or in respect of any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under or in respect of any Collateral whenever payable;

(d)                                 payor discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(e)                                  execute, in connection with any sale or other disposition provided for in Section 6.1, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(f)                                   (i) direct any Person liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (ii) ask or demand for, collect, and receive payment of and give receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Lender may deem appropriate; (vii) notify, or require such Grantor to notify, Account Debtors to make all payments directly to Lender and change the post office box number or other address to which the Account Debtors make payments; (viii) assign any Intellectual Property Collateral (along with the goodwill of the business to which any such Intellectual Property Collateral pertains), throughout the world for such terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine; and (ix) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2.   Lender May Perform.  If any Grantor fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of Lender incurred in connection therewith shall be payable by such Grantor.

SECTION 5.3.   Access and Examination.  In order to give effect to the intent of this Agreement Lender may at all reasonable times upon reasonable advance notice (if no Default or an Event of Default has occurred and is continuing) have access to, examine, audit, make extracts from and inspect Grantors’ records, files and books of account and the Collateral, and may discuss Grantor’s affairs with Grantors’ officers and management.  Each Grantor will deliver to Lender promptly following its request therefor any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Grantor.  Lender may, at expense of the Grantors, use Grantors’ personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing the security interest granted hereunder.  Lender shall have the right, at any time, in Grantors’ name to verify the validity, amount or any other matter relating to the Receivables Collateral; provided that Lender shall not communicate with any account obligors of Grantors unless an Event of Default has occurred and is continuing.

SECTION 5.4.   Lender Has No Duty.  (a)  The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers.  The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the U.C.C. or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account.  Neither Lender nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, nor shall any such Person be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (including the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral).  Neither Lender nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any loss, damages, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise, except in respect of any damages attributable solely to any such Person’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b)                                 Each Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral.  The Obligations shall not be affected by any failure of Lender to take any steps to perfect the security interest granted hereunder or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of its Obligations.

ARTICLE VI
REMEDIES

SECTION 6.1.   Remedies.  If any Event of Default shall have occurred and be continuing:

(a)                                 Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (including, without limitation, as provided in Section 5.1), all the rights and remedies of a secured party on default under the U.C.C. and also may:

(i)                                     require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon the request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at its premises or another place designated by Lender (whether or not the U.C.C. applies to the affected Collateral);

(ii)                                  without demand of performance or other demand, presentment, obtaining a final judgment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon each Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale, at any of Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by Law, 10 days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Lender until the sale price is paid by the purchase or purchasers thereof, but Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by Law, private) sale made pursuant to this Section, Lender may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of each Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Lender from any Grantor as a credit against the purchase price, and Lender may upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor;

(iii)                               with respect to the Intellectual Property, on demand, to cause the security interest to become an assignment, transfer and conveyance of any of or all such Collateral by each Grantor to Lender, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as Lender shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers cannot be obtained);

(iv)                              with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located and occupy (without the requirement to pay rent) the same until the Secured Obligations are paid in full in cash (on terms and pursuant to documentation in form and substance reasonably satisfactory to Lender); and

(v)                                 to notify any or all depository institutions with which any Investment Accounts are maintained to remit and transfer all monies, securities and other property on deposit in such Investment Accounts or deposited or received for deposit thereafter to Lender, for deposit in the Collateral Account or such other accounts as may be designated by Lender, for application to the Secured Obligations as provided herein.

(b)                                 Without limiting clause (a), Lender may exercise any and all rights and remedies of Grantors under or in connection with the Collateral, including the right to sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of Grantors for the Obligations or under this Agreement or any other Loan Document and the Assigned Agreements or otherwise in respect of the Collateral, including any and all rights of Grantors to demand or otherwise require payment of any amount under, or performance of any provision of, any Collateral.

SECTION 6.2.   Application of Proceeds.  All cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Lender, be held, to the extent permitted under applicable Law, by Lender as additional collateral security for all or any part of the Secured Obligations, and/or then or at any time thereafter shall be applied (after payment of any amounts payable to Lender pursuant to Section 15 of the Loan Agreement and Section 6.3 hereof) in whole or in part by Lender against all or any part of the Secured Obligations in accordance with the terms of the Loan Agreement.  Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full in cash of all the Secured Obligations (on terms and pursuant to documentation in form and substance reasonably satisfactory to Lender),  shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.3.   Indemnity and Expenses.  Each Grantor agrees to jointly and severally indemnify and hold harmless Lender and its directors, officers, employees, agents, Affiliates and their Related Parties from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from any such Person’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Each Grantor will promptly following demand pay to Lender the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Lender may incur in connection with (a) the administration of this Agreement, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of Lender hereunder or (d) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 6.4.   Grant of License.  Each Grantor hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property Collateral now owned or licensed or hereafter acquired or licensed by such Grantor, wherever the same may be located throughout the world, for such terms, on such conditions and in such manner as Lender shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that no such license or sublicense is granted in the case of any such Collateral if such license or sublicense would be prohibited by, or give rise to a right to terminate any contract governing such Collateral.  The use of such license or sublicense by Lender shall be exercised, at the option of Lender, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by Lender in accordance herewith shall be binding upon each applicable Grantor notwithstanding any subsequent cure of an Event of Default.

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1.   Loan Document.  This Agreement is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, but not limited to, Section 1.2 thereof.

SECTION 7.2.   Amendments, etc.; Successors and Assigns.  (a)  No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall be effective unless the same shall be in writing and signed by Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

(b)                                 This Agreement shall be binding upon each Grantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by Lender and its successors and assigns; provided, however, that no Grantor may assign its obligations hereunder without the prior written consent of Lender.  Without limiting the generality of the foregoing, Lender may assign or otherwise transfer (in whole or in part) any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement).

SECTION 7.3.   Protection of Collateral.  Lender may from time to time, at its option and at the expense of Grantors, perform any act which Grantors agree hereunder to perform and which Grantors shall fail to perform after being requested to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default), and Lender may from time to time take any other action which Lender deems necessary or appropriate for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 7.4.   Addresses for Notices.  All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 19 of the Loan Agreement.  All notices to Grantors shall be sent at its address set forth in the Loan Agreement and all notices to Lender shall be sent as provided in the Loan Agreement.

SECTION 7.5.   Section Captions.  Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

SECTION 7.6.   Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.7.   Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 7.8.   Waivers.  Each Grantor hereby waives any right, to the extent permitted by applicable Law, to receive prior notice of a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by Lender to take possession, exercise control over or dispose of any item of Collateral, where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable Law, or of the time, place or terms of sale in connection with the exercise of Lender’s rights hereunder.  Each Grantor waives, to the extent permitted by applicable Law, any bonds, security or sureties required by Lender with respect to any of the Collateral.  Without limiting the foregoing, each Grantor agrees that it will not invoke, claim or assert any benefit of applicable Law, or take or attempt to take any action that could reasonably be expected to have the effect of delaying, impeding or preventing Lender from exercising any of its rights or remedies with respect to the Collateral as herein provided.  Each Grantor also consents that Lender, in connection with the enforcement of Lender’s rights and remedies under this Agreement, may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court.

SECTION 7.9.   Governing Law, Entire Agreement, etc.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OHIO. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 7.10.   Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF, LENDER OR ANY GRANTOR MAY BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE CITY OF CLEVELAND, COUNTY OF CUYAHOGA, OF THE STATE OF OHIO; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY

JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAYBE FOUND. EACH GRANTOR AND LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREP AID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF OHIO.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT EACH GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GRANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

SECTION 7.11.   Waiver of Jury Trial.  LENDER AND EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF LENDER OR EACH GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

SECTION 7.12.   Waiver of Certain Claims.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY INSTRUMENT CONTEMPLATED HEREBY.

SECTION 7.13.   No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

GRANTORS:	WOODLAND HILLS HC NURSING, LLC

	By:	/s/ Boyd P. Gentry
	Name:	Boyd P. Gentry
	Title:	Manager

NORTHRIDGE HC&R NURSING, LLC

	By:	/s/ Boyd P. Gentry
	Name:	Boyd P. Gentry
	Title:	Manager

APH&R NURSING, LLC

	By:	/s/ Boyd P. Gentry
	Name:	Boyd P. Gentry
	Title:	Manager

[Acknowledgement signature contained on the following page]

Security Agreement	PropCo

ACKNOWLEDGED AND ACCEPTED:

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ [Illegible]
Name:
Title: